FOR IMMEDIATE RELEASE:

For Additional Information:
United Financial Mortgage Corp.
600 Enterprise Dr., Suite 206
Oak Brook, IL 60523
(630) 571-7222
(630) 571-2623 fax
Contact: Steve Khoshabe
         Chief Financial Officer
         sk@ufmc.com

Coffin Communications Group
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
(818) 789-1152 fax
Contact:  William F. Coffin, CEO
          Martin Halsall, Senior Account Principal martin.halsall@coffincg.com

For Immediate Release

         United Financial Mortgage Corporation Reports Results For Nine
                       Month Period Ended January 31, 2000


Oak Brook, IL - March 17, 2000 - United Financial Mortgage Corp.(CHX:'UFM' or 'the Company') today announced results for the nine month period ended January 31, 2000.

Revenues for the nine months ended January 31, 2000 were $8.2 million, compared to revenues of $8.2 million for the nine months ended January 31, 1999. Net loss for the nine months ended January 31, 2000 was ($104,713) or ($0.0025) per diluted share, compared to net income of $601,212, or $0.14 per diluted share for the nine months ended January 31, 2000.

The Company believes that the reported losses were due to an increased interest rate environment, which lead to lower loan origination volume, and the Company's continued investment in its regional branch network.

Joseph Khoshabe, President and CEO of United Financial Mortgage stated, "Mortgage market conditions during United Financial's third fiscal quarter signaled the end of the refinance boom. Also, production activity declined throughout the industry. Mortgage rates were roughly 125 basis points higher than the third fiscal quarter last year."

"As we look forward to fiscal fourth quarter 2000 we are confident that we can meet the challenges imposed by a changing economic environment. We remain committed to providing an industry-leading level of customer service. A key component of this strategy is the re-launch of the Company's web site, offering consumers the greatest possible service capabilities online, both to draw and retain customers and to reduce the costs of staffing brick-and-mortar branch offices," concluded Mr. Khoshabe.

About United Financial Mortgage Corp.

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating both retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, IL and has regional offices in several other states. The Company's web site www.ufmc.com allows consumers to get information on the many different types of mortgage loans offered by the Company, calculated mortgage payments, and apply on-line for a mortgage.

This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.

                --FINANCIAL STATEMENTS TO FOLLOW--

                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)


                                      Nine Months Ended       Nine Months Ended
                                        Jan 31, 1999             Jan  31, 2000
           ASSETS
      Current Assets:
        Cash                        $      4,566,202           $    4,192,525
        Loans Held For Sale               36,974,846               12,925,821
        Mortgage Loan Investments            680,629                  922,865
        Accounts Receivable                   64,775                  177,934
        Due From Employees                         0                   25,700
        Due from Officers                     28,725                        0
        Deferred Tax Asset                         0                  153,907
        U.S. Savings Bonds                     2,000                    2,000
        Notes Receivable                     247,944                  100,000
        Prepaid Expense                      149,412                   82,490
            Total Current Assets          42,714,533               18,583,243

      Furniture, Fixtures & Equipment
        Cost                                 674,417                  716,280
        Accumulated Depreciation            (242,018)                (368,775)
        Net Furn, Fix, & Equipment           432,399                  347,505

      Other Assets:
        Servicing Rights                     121,288                  327,523
        Escrow Deposits                       15,843                    8,223
        Security Deposits                     54,724                   20,729
        Deferred Advisor Fees                117,000                        0
        Investment                             5,750                  105,850
        Goodwill Net                               0                  112,835
           Total Other Assets                314,605                  575,160

           Total Assets                   43,461,537               19,505,908

           The accompanying Notes are an integral part of this statement
  </Table)

                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)


                                      Nine Months Ended       Nine Months Ended
                                         Jan 31, 1999            Jan 31, 2000

      LIABILITES AND STOCKHOLDERS EQUITY
      Current Liabilities:
        Accounts Payable            $        181,598           $      195,596
        Accrued Expenses                      15,203                  137,675
        Leases Payable-Short Term             15,843                   10,404
        Deferred Income Taxes                 56,977                        0
        Taxes Payable                          7,085                        0
        Escrow Payable                        17,443                    8,223
        Notes Payable - Current           36,323,024               12,654,986
           Total Current Liabilities      36,617,173               13,006,884
        Leases Payable-Long Term              31,755                   16,210
                Total Liabilities         36,648,928               13,023,094

      Stockholders' Equity
        Common Shares, 20,000,000
        Authorized, No Par Value,
        Shares Issued and Outstanding;
        3,900,029 at July 31, 1998
        and 3,897,529 at July 31, 1999.    6,536,403                6,521,030

      Preferred Shares, 5,000,000
        authorized, No Par Value, 63
        Series A Redeemable Shares
        Issued And Outstanding at
        July 31, 1998 and July 31, 1998.     315,000                  315,000

      Retained Earnings                      (38,974)                (353,216)

           Total Stockholders Equity       6,812,429                6,482,814

           Total Liabilities Plus
           Stockholders Equity            43,461,357               19,505,908


  </Table)

                         United Financial Mortgage Corp.
                          Condensed Statement of Income
                                   (Unaudited)

                            Three Months   Nine Months  Three Months  Nine Months
                                Ended        Ended        Ended        Ended
                            Jan 31, 1999  Jan 31, 1999 Jan 31, 2000 Jan 31, 2000
     Revenues:
        Commissions & Fees  $ 2,451,513   $  7,048,117 $  2,080,633 $ 6,971,000
        Interest Income         421,105      1,138,043      326,071   1,243,268
        Other Income & Expenses       0        (18,683)     (11,329)    (14,724)
           Total Revenues     2,872,618      8,167,477    2,395,374   8,199,543

      Expenses:
        Salaries & Comm.    $ 1,219,225   $  4,202,972    1,489,936   4,766,792
        Selling & Admin         868,195      2,326,409    1,148,956   2,642,840
        Depreciation             15,975         41,534       38,152     112,143
        Interest Expense        214,350        931,288      285,049   1,190,399
            Total Expenses    2,317,745      7,502,203    2,962,093   8,712,174

      Income (loss) Before
         Income Taxes           554,873        665,274     (566,719)   (512,631)
      Income Tax Provision       29,273         64,062     (297,087)   (407,917)
      Net Income (Loss)         525,600        601,212     (269,632)   (104,713)
      Less: Dividends Paid on
         Preferred Stock         38,791         38,791            0            0
      Net Income Applicable
         To Common Shareholders 486,809        562,421     (269,632)   (104,713)

      Basic Net Income
         Per Common Share        0.1248         0.1478      (0.0692)    (0.0269)
      Diluted Net Income
         Per Common Share        0.1175         0.1390      (0.0652)    (0.0253)

      Shares used in computation of
         Basic Net Income
         Per Share            3,900,029      3,805,214    3,895,329    3,895,329
      Shares used in computation of
         Diluted Net Income
         Per Share            4,142,029      4,047,214    4,137,329    4,137,329

